UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 23, 2008

Emclaire Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-18464	25-1606091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

612 Main Street Emlenton, Pennsylvania 16373
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(724) 867-2311

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 23, 2008, Emclaire Financial Corp. (the “Company”) entered into a Letter Agreement, which incorporates by reference the Securities Purchase Agreement – Standard Terms (the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold to the Treasury (i) 7,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 50,111 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), for an aggregate purchase price of $7.5 million in cash.  The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  The Company may not redeem the Preferred Stock during the first three years following the investment by Treasury, except with the proceeds from a “Qualified Equity Offering” (as defined in the Statement with Respect to Shares described in Item 5.03 and attached as Exhibit 3.1 hereto). After three years, the Company may, at its option, redeem the Preferred Stock at it liquidation preference plus accrued and unpaid dividends. The Preferred Stock is generally non-voting.  The description of the Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Statement with Respect to Shares, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an initial per share exercise price of $22.45.  The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the initial exercise price. If the Company receives aggregate gross cash proceeds of not less than $7.5 million from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. During the term of the Warrant, if at any time the shares of Common Stock of the Company are not listed or admitted to trading on a national securities exchange (other than in connection with certain business combinations), the Treasury may cause the Company to exchange all or a portion of the Warrant for another economic interest of the Company (determined by the Treasury in consultation with the Company) classified as permanent equity under U.S. GAAP with an equivalent fair market value.  The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant Certificate, which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to register the Preferred Stock, the Warrant and the shares of Common Stock underlying the Warrant (the “Warrant Shares”) if requested by the Treasury.  In addition, the Preferred Stock and the Common Stock may be required to be listed on a national exchange if requested by the Treasury. Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Preferred Stock and December 31, 2009.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The issuance and sale of the Preferred Stock and the Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS.

Pursuant to the terms of the Purchase Agreement, upon issuance of the Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the Company’s last quarterly cash dividend per share declared on the Common Stock prior to October 14, 2008, which was the date that the Treasury announced its Capital Purchase Program (“CPP”).  During the third quarter of 2008, the Company paid a cash dividend per share of $0.32, which is the amount that would be subject to the Treasury’s restrictions on dividends.  Prior to applying to participate in the Treasury’s CPP, the Company declared a cash dividend of $0.34 per share payable to shareholders of record on December 1, 2008.  This dividend was paid on December 19, 2008.  However, due to the dividend restrictions in the Purchase Agreement described above, the Company is required to obtain the consent of the Treasury to pay quarterly cash dividends in excess of $0.32 per share.  There is no guarantee that the Treasury will provide such consent.  The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Preferred Stock and (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties.

In addition, pursuant to the Statement with Respect to Shares described in Item 5.03 below, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information concerning executive compensation set forth under Item 1.01 is incorporated by reference into this Item 5.02.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Company has filed a Statement with Respect to Shares with the Secretary of State of the Commonwealth of Pennsylvania for the purpose of amending its Amended and Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock.  The Preferred Stock has a liquidation preference of $1,000 per share.  The Statement with Respect to Shares is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS.

On December 23, 2008, the Company issued a press release announcing the closing of the transaction described in Item 1.01.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Statement with Respect to Shares for the Preferred Stock

4.1	Form of Certificate for the Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated December 23, 2008, between the Company and the United States Department of the Treasury

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMCLAIRE FINANCIAL CORP.

Date:	December 23, 2008

		By:	/s/ David L. Cox
David L. Cox
Chairman of the Board, President
and Chief Executive Officer